EXHIBIT 10.1
Text of Amendment to Certain Stock Option Agreements
Applicable Agreements are amended to add the following at the end of each such Applicable Agreement:
     “Extension of Post-Termination Exercise Period. Notwithstanding any provision herein or the Plan to the contrary, if, at any time during the time period specified herein for exercising the Option following the Optionee’s termination of employment or service (the “Post-Termination Exercise Period”), the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, the vested portion of the Option shall remain exercisable until ninety (90) calendar days following the date upon which the Company again becomes current in its reporting obligations under the Securities Exchange Act of 1934; provided, however, that in the event the foregoing extension is triggered, then in no event may the Option be exercised later than the earlier of the expiration of the term of the Option as set forth herein and/or the applicable grant notice or December 31, 2007.”